Exhibit 11

                 CITIZENS CORPORATION AND SUBSIDIARIES

            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

             For the Periods Ended September 1997 and 1996
                 (in millions, except per share data)

                                                            (Unaudited)             (Unaudited)
                                                           Quarter Ended         Nine Months Ended
                                                            September 30,           September 30,
                                                        -------------------     -------------------
                                                         1997       1996         1997       1996
                                                        -------------------     -------------------
Primary:

  Average shares outstanding                                35.3       35.3         35.3       35.5

  Net effect of dilutive stock options based on the
  treasury stock method using average market price             -          -            -          -
                                                        -------------------     -------------------

                                               TOTALS       35.3       35.3         35.3       35.5
                                                        ===================     ===================

  Net income available to shareholders                  $   17.3   $   27.1     $   62.3   $   61.7
                                                        ===================     ===================

  Per share amount                                      $   0.50   $   0.77     $   1.77   $   1.74
                                                        ===================     ===================



Fully diluted:

  Average shares outstanding                                35.3       35.3         35.3       35.5

  Net effect of dilutive stock options based on the
  treasury stock method using the higher of period-
  end or average market price                                  -          -            -          -

                                                        -------------------     -------------------
                                               TOTALS       35.3       35.3         35.3       35.5
                                                        ===================     ===================

  Net income available to shareholders                  $   17.3   $   27.1     $   62.3   $   61.7
                                                        ===================     ===================

  Per share amount                                      $   0.50   $   0.77     $   1.77   $   1.74
                                                        ===================     ===================
